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                                                                     EXHIBIT 3.1

                            ARTICLES OF INCORPORATION
                                       OF
                                 GLOBALBOT CORP.

                                 ARTICLE I NAME
                 The name of this corporation is Globalbot Corp.

                          ARTICLE II PRINCIPAL ADDRESS
                        2740 Oakland Park Blvd. #206/208
                         Fort Lauderdale, Florida 33306

                            ARTICLE III COMMENCEMENT

This corporation shall commence on the date of the filing of these Articles.

                               ARTICLE IV PURPOSE

This corporation is organized for the purpose of transacting any or all lawful business.

                             ARTICLE V CAPITAL STOCK

This corporation is authorized to issue 50,000,000 shares of, $.0001 par value, common stock and 5,000,000 shares of, $.0001 Par value, Preferred Stock, the rights and preferences of which shall be established by the corporation's Board of Directors.

                ARTICLE VI - INITIAL REGISTERED OFFICE AND AGENT

The street address of the initial registered office of this corporation is 14 Tara Lakes Drive East, Boynton Beach, Florida 33436 and the name and address of the initial registered agent is Rebecca J. Del Medico, Esq., 14 Tara Lakes Drive East, Boynton Beach, Florida 33436.

                         ARTICLE VII BOARD OF DIRECTORS

The number of directors shall be established by the bylaws and may be either increased or diminished from time to time as provided in the bylaws.

                           ARTICLE VIII - INCORPORATOR

The name and address of the person signing these articles is:

                Rebecca J. Del Medico
                14 Tara Lakes Drive East
                Boynton Beach, Florida 33436

                               ARTICLE IX - BYLAWS

The power to adopt, alter, amend or repeal bylaws shall be vested in the board of directors.

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                           ARTICLE X - INDEMNIFICATION

Subject to the qualifications contained in Section 607.0850, Florida Statutes, the corporation shall indemnify its officers and directors and former officers and directors against expenses (including attorneys fees), judgments, fines and amounts paid in settlement arising out of his or her services as an officer or director of the corporation.

                             ARTICLE XI - AMENDMENT

The corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, or any amendment hereto, and any right conferred upon the shareholders is subject to this reservation.

                      ARTICLE XII - AFFILIATED TRANSACTIONS

This corporation elects not to be subject to the provisions of Section 607.0901, Florida Statutes, regarding affiliated transactions.

                    ARTICLE XIII - CONTROL-SHARE ACQUISITIONS

This corporation elects not to be subject to the provisions of Section 607.0902, Florida Statutes, regarding control-share acquisitions.

                         ARTICLE XIV - PREEMPTIVE RIGHTS

The Shareholders of the corporation shall have no preemptive rights.

                  IN WITNESS WHEREOF, the undersigned incorporator has executed these articles of incorporation this 15th day of September 1998.




                                        /s/ Rebecca J. Del Medico, Incorporator




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          CERTIFICATE DESIGNATING PLACE OF BUSINESS OR DOMICILE FOR THE
            SERVICE OF PROCESS WITHIN FLORIDA, NAMING AGENT UPON WHOM
                             PROCESS MAY BE SERVED.


         IN COMPLIANCE WITH SECTION 48.091, FLORIDA STATUTES, THE FOLLOWING IS
SUBMITTED:


FIRST-THAT                      GLOBALBOT CORP.
                             (NAME OF CORPORATION)

DESIRING TO ORGANIZE OR QUALIFY UNDER THE LAWS OF THE STATE OF FLORIDA, WITH ITS PRINCIPAL PLACE OF BUSINESS AT THE CITY OF AVENTURA, STATE OF FLORIDA, HAS NAMED REBECCA J. DEL MEDICO, ESQ.
--------      --------                ---------------------------
 (CITY)        (STATE)                   (REGISTERED AGENT)

LOCATED AT 14 TARA LAKES DRIVE EAST
CITY OF BOYNTON BEACH, STATE OF FLORIDA, AS ITS AGENT TO ACCEPT SERVICE OF PROCESS WITHIN FLORIDA.



                                    SIGNATURE: /s/ Rebecca  J. Del Medico

                                    TITLE:         Incorporator
                                           -----------------------------------

                                    DATE:      September 15, 1998
                                               ------------------

     HAVING BEEN NAMED TO ACCEPT SERVICE OF PROCESS FOR THE ABOVE STATED CORPORATION, AT THE PLACE DESIGNATED IN THIS CERTIFICATE, I HEREBY AGREE TO ACT IN THIS CAPACITY, AND I FURTHER AGREE TO COMPLY WITH THE PROVISIONS OF ALL STATUTES RELATIVE TO THE PROPER AND COMPLETE PERFORMANCE OF MY DUTIES.


                         SIGNATURE: /s/ Rebecca J. Del Medico, Registered Agent

                         DATE: September 15, 1998
                               ------------------




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